Exhibit 10.1
SUBLEASE
ZIXCORP CANADA, INC. and ZIX CORPORATION
AND
PELETON PHOTONIC SYSTEMS INC.
350 PALLADIUM DRIVE

TABLE OF CONTENTS

1	INTERPRETATION		2

	1.1	Definitions	2
	1.2	Schedules	3
	1.3	Headings and Table of Contents	4
	1.4	Gender and Number	4
	1.5	Invalidity of Provisions	4
	1.6	Entire Agreement	4
	1.7	Governing Law	4
	1.8	Time of the Essence	4
	1.9	Consents and Approvals	4

2	GRANT AND TERM		5

	2.1	Grant and Term	5
	2.2	Sublease to be on Same Terms as Zix Lease	5
	2.3	Quiet Enjoyment	5
	2.4	Rules and Regulations	5

3	RENT		5

	3.1	Rent	5
	3.2	Direct Charges for Additional Services Provided by the Head Landlord	6
	3.3	Goods and Services Tax	6

4	ZIX LEASE		7

	4.1	Lease Covenants and Rights	7
	4.2	Covenants of the Tenant	7
	4.3	Zix Lease Remedies	7
	4.4	Provisions of the Zix Lease Inapplicable to the Subtenant	8
	4.5	Notice	8

5	SUBTENANT		8

	5.1	Subtenant Alterations	8
	5.2	Assignment and Subletting	8

6	GENERAL PROVISIONS		8

	6.1	Non-waiver	8
	6.2	Binding on Successors	9
	6.3	Condition Precedent	9
	6.4	Termination	9
	6.5	Head Landlord’s Consent	9

SCHEDULE “A” Floor Plan of the Second Floor of the Building Showing the Subleased Premises in Red	11

SCHEDULE “B” ZIX LEASE AS DISCLOSED TO SUBTENANT	12

SCHEDULE “C” PROVISIONS OF THE ZIX SUBLEASE NOT APPLICABLE TO THE SUBTENANT	13

SCHEDULE “D” HEAD LANDLORD’S CONSENT	14

THIS SUBLEASE dated the 20th day of July, 2006
BETWEEN:
ZIXCORP CANADA, INC. and ZIX CORPORATION
(hereinafter called the “Tenant”)
OF THE FIRST PART
AND
PELETON PHOTONIC SYSTEMS INC.
(hereinafter called the “Subtenant”)
OF THE SECOND PART
WHEREAS:
A.	By a lease dated the 13th day of January, 2004, (the “Head Lease”) between Elk Property Management Limited, as agent for PBX Properties Ltd. and 350 Palladium Drive Inc. and 856581 Alberta Ltd. (the “Head Landlord”) and Intelligent Photonics Control Corp. (“IPC”), the Head Landlord leased to IPC part of a building municipally known as 350 Palladium Drive (the “Building”), in the City of Ottawa, which premises are more particularly described in the Head Lease and are hereinafter referred to as the “IPC Premises”;

B.	By a sublease dated the 20th day of May, 2005 (the “Zix Sublease”) between IPC and the Tenant, IPC sublet to the Tenant a portion of the IPC Premises, comprising approximately 8,400 square feet of rentable area more particularly shown on Schedule “A” to the Zix Sublease (the “Zix Premises”) for a term commencing on September 1, 2005 and ending one minute prior to the expiry of the term of the Head Lease;

C.	The Head Landlord consented to the Zix Sublease pursuant to a consent document dated the 22nd day of June, 2005 among the Head Landlord, IPC, and the Tenant (the “Consent”);

D.	By an amendment and confirmation of sublease between the Head Landlord, IPC, 6447309 Canada Inc. and the Tenant dated February 27, 2006 (the “Amendment and Confirmation of Sublease”), the Head Landlord assumed all the benefits and obligations of IPC as sublandlord under the Zix Sublease effective as of October 1, 2006;

E.	The Zix Sublease, as read with the applicable provisions of the Head Lease, and as amended by the Consent and the Amendment and Confirmation of Sublease shall hereafter collectively be referred to as the “Zix Lease”;

F.	The Tenant has agreed to sublease to the Subtenant that portion of the second floor of the Building as shown outlined in red on the floor plan attached to this Sublease as Schedule “A” and having an aggregate area of approximately One Thousand Three Hundred and Seventy-four (1,374) square feet (the “Subleased Premises”) subject to the terms and conditions of this Sublease.
     NOW THEREFORE in consideration of the rents reserved under this Sublease and the covenants to be performed by the parties, the parties agree as follows:
1 INTERPRETATION
1.1 Definitions.
In this Sublease,
“Additional Rent” has the meaning attributed to such term in Section 3.1 hereof;
“Amendment and Confirmation of Sublease” has the meaning attributed to such term in Recital D of this Sublease;
“Building” has the meaning attributed to such term in Recital A of this Sublease;
“Common Elements” means the common area of the second floor which is marked in yellow on Schedule A;
“Head Landlord” has the meaning attributed to such term in Recital A of this Sublease;
“Head Lease” has the meaning attributed to such term in Recital A of this Sublease;
“IPC” has the meaning attributed to such term in Recital A of this Sublease;
“IPC Premises” has the meaning attributed to such term in Recital A of this Sublease;

“Lunch Room” means that portion of the Subleased Premises, comprising approximately 656 square feet more particularly shown on Schedule ”A” to this Sublease;
“Meeting Room” means that portion of the Subleased Premises, comprising approximately 497 square feet more particularly shown on Schedule “A” to this Sublease;
“Minimum Rent” has the meaning attributed to such term in Section 3.1 hereof;
“Peleton Lease” means the lease between the Subtenant and the Head Landlord of even date for certain premises contained on the second floor of the Building comprising approximately 3,831 square feet;
“Rent” means the Minimum Rent and Additional Rent;
“Server Room” means that portion of the Subleased Premises, comprising approximately 221 square feet more particularly shown on Schedule ”A” to this Sublease;
“Sublease Term” means a period of two (2) years commencing on October 1, 2006 (the “Sublease Commencement Date”) and ending September 30, 2008;
“Zix Lease” has the meaning attributed to such term in Recital E of this Sublease;
“Zix Premises” has the meaning attributed to such term in Recital B of this Sublease;
“Zix Sublease” has the meaning attributed to such term in Recital B of this Sublease;
1.2 Schedules.
The following are the schedules attached to and forming part of this Sublease:

Schedule “A”	—	Floor Plan of the Second Floor of the Building showing the Subleased Premises outlined in red.

Schedule “B”	—	Zix Lease as disclosed to the Subtenant

Schedule “C”	—	Provisions of the Zix Lease Inapplicable to the Subtenant

Schedule “D”	—	Head Landlord’s Consent
In the event of any conflict or discrepancy between the provisions in this Sublease and the Schedules, the provisions of this Sublease (excluding such Schedules) shall prevail.

1.3 Headings and Table of Contents.
The inclusion of headings and a table of contents in this Sublease is for convenience of reference only and will not affect the construction or interpretation thereof.
1.4 Gender and Number.
In this Sublease, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.
1.5 Invalidity of Provisions.
Each of the provisions contained in this Sublease is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof.
1.6 Entire Agreement.
This Sublease constitutes the entire agreement between the parties pertaining to the subletting of the Subleased Premises to the Subtenant and supersedes in its entirety all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no representations, warranties or other agreements between the parties in connection with such subject matter except as specifically set forth or referred to in this Sublease. All the provisions of this Sublease will be construed as covenants and agreements. Except as expressly provided in this Sublease, no amendment of this Sublease will be binding unless executed in writing by the parties.
1.7 Governing Law.
This Sublease will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.
1.8 Time of the Essence.
Time is of the essence of this Sublease and every part hereof.
1.9 Consents and Approvals.
Unless specifically provided to the contrary in this Sublease, whenever any consent or approval of the Tenant or Subtenant is required under this Sublease, such consent or approval, as the case may be, shall not be unreasonably withheld or unduly delayed and if denied, written reasons for such denial shall be concurrently delivered to the other party.

2 GRANT AND TERM
2.1 Grant and Term.
Subject to the termination clause contained in Section 6.4 herein, the Tenant subleases the Subleased Premises to the Subtenant and the Subtenant subleases the Subleased Premises from the Tenant for the Sublease Term, together with a license in common with others entitled thereto to use the Common Elements. The parties acknowledge and agree that the Subtenant shall have the exclusive use of the Meeting Room but shall share in common with the Tenant the Lunch Room and Server Room. The parties further agree that the Subtenant shall have access to and be granted use of all furniture currently in the Subleased Premises during the Sublease Term.
2.2 Sublease to be on Same Terms as Zix Lease.
Except as otherwise provided in this Sublease, this Sublease shall be on the same terms and conditions as the Zix Lease, mutatis mutandis.
2.3 Quiet Enjoyment.
Provided the Subtenant is not in default of any of its obligations hereunder beyond any cure period herein provided, the Subtenant shall be entitled to peaceably and quietly hold and enjoy the Subleased Premises throughout the Sublease Term, without interruption by the Tenant or any other person lawfully claiming by, through or under the Tenant.
2.4 Rules and Regulations.
The Subtenant shall comply with the rules and regulations in force under the Zix Lease (provided such rules and regulations do not contradict the terms of this Sublease) and shall cause such rules and regulations to be observed and performed by its employees, servants, agents and invitees.
3 RENT
3.1 Rent
Subject to what is hereafter set forth, the Subtenant shall pay to the Tenant throughout the Sublease Term, minimum annual rent (the “Minimum Rent”) as follows:

Room	Approximate Area	Minimum Rent per square foot
Meeting Room	497 Sq. Ft.	$5.00 per square foot per annum

Lunch Room	656 Sq. Ft.	50% of $5.00 per square foot per annum

Server Room	221 Sq. Ft.	50% of $5.00 per square foot per annum

     The Subtenant shall also pay its share of the real estate taxes, operating expenses, and utilities attributable to the Premises (the “Additional Rent”), payable to the Tenant as outlined in the table above of minimum rent.. This cost is estimated at Twelve Dollars Fifty Six Cents ($12.56) per square foot per year for the year ending December 31, 2006. This cost is subject to adjustment at year-end in accordance with the terms of the Head Lease.
The Subtenant shall pay the Rent to the Tenant, or as it directs, without set-off, deduction, abatement or compensation whatsoever, in equal consecutive monthly instalments, each in advance, commencing on the 1st day of October, 2006, and thereafter on the first day of each and every month during the Sublease Term.
3.2 Direct Charges for Additional Services Provided by the Head Landlord.
If the Head Landlord provides any service to the Subleased Premises which the Subtenant requests be made available to it and provided the Head Landlord is prepared to offer such service to the Subtenant, the Subtenant shall pay to the Head Landlord, the cost of such service as determined by the Head Landlord.
With respect to cleaning services, the Subleased Premises will be vacuumed by the Head Landlord’s contracted cleaning service and refuse will be removed from containers within the Subleased Premises pursuant to the provisions of the Head Lease.
3.3 Goods and Services Tax.
The Subtenant shall pay an amount equal to any and all taxes, rates, duties, levies, fees, charges and assessments whatsoever, whether or not in existence at the Sublease Commencement Date, assessed, charged, imposed, levied or rated by any taxing authority, whether federal, provincial, municipal or otherwise, on or against the Head Landlord, Tenant or Subtenant, with respect to the Rent payable by the Subtenant to the Tenant under this Sublease or the provision or supply of any goods, services or utilities whatsoever by either or both the Head Landlord or Tenant to the Subtenant under this Sublease, whether any such tax, rate, duty, levy, fee, charge or assessment is called or characterized as a sales, use, consumption, value-added, business transfer or goods and services tax or otherwise (collectively, “G.S.T.”). Despite any other provision of this Sublease, the amount or amounts from time to time payable by the Subtenant under this section shall be deemed not to be consideration for the supply of space under this Sublease, but shall be considered to be Rent for purposes of the Tenant’s rights and remedies for non-payment and recovery of any such amounts.

4 ZIX LEASE
4.1 Lease Covenants and Rights.
A copy of the Zix Lease as disclosed to the Subtenant is attached as Schedule “B” to this Sublease. The Subtenant covenants with the Tenant to be bound by the Zix Lease, as disclosed, and to perform and observe all of the covenants on the part of the Tenant under the provisions of the Zix Lease, as disclosed, to the extent such covenants pertain to the Subleased Premises, as if all of the covenants of the Tenant contained therein had been fully incorporated into this Sublease as covenants of the Subtenant, mutatis mutandis, except to the extent this Sublease specifically amends, reduces or extends the Subtenant’s obligations thereunder. Except as otherwise provided in this Sublease the Subtenant shall have the same rights against the Tenant under this Sublease as the Tenant has against the Head Landlord under the Zix Lease; provided, that the rights that the Subtenant is granted by virtue of the Head Lease shall exist only against the Head Landlord. The Tenant shall have no duty to perform any of the obligations of the Head Landlord and shall under no circumstances be responsible or liable to the Subtenant for any default, failure, or delay on the part of the Head Landlord in the performance of any obligations under the Head Lease, nor shall any default of the Head Landlord affect this Sublease or waive or defer the performance of any of the Subtenant’s obligations under it.
4.2 Covenants of the Tenant.
The Tenant covenants with the Subtenant as follows:
4.2.1	to perform and observe all of the covenants of the Tenant under the Zix Lease, except to the extent such covenants are to be performed by the Subtenant hereunder;

4.2.2	to enforce its rights as Tenant under the Zix Lease with respect to the Subleased Premises upon notice from and at the request of the Subtenant, and at the cost of the Subtenant;

4.2.3	to the best of the knowledge of the Tenant, it is not in default of any of its obligations, nor has it breached any of its obligations under the Zix Lease, and that there exists no state of events which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute a default under the Zix Lease; and

4.2.4	it has full power, authority and right to grant this Sublease.
4.3 Zix Lease Remedies.
In the event of any default or non-performance by the Subtenant of any of the provisions of this Sublease, the Tenant shall, in addition to any right of re-entry, have all of the same rights as the Head Landlord would have in respect of a similar default by the Tenant, as tenant, under the Zix Lease, all of which rights and all of which remedies available to the Landlord shall be considered to be incorporated into this Sublease by reference, mutatis mutandis.
4.4 Provisions of the Zix Lease Inapplicable to the Subtenant.
The provisions of the Zix Lease listed in Schedule “C” to this Sublease shall not apply to the Subtenant nor the subtenancy created by this Sublease.
4.5 Notice.
The notice provision found at Section 15 of the Zix Lease shall for the purposes of this Sublease be deemed to be amended to include the following:

If to the Subtenant:	At the Peleton Premises

	Attention:	Chief Executive Officer
	Telephone:	(613)599-7880
	Facsimile:	(613)599-2728
5 SUBTENANT
5.1 Subtenant Alterations.
All leasehold improvements and alterations to the Subleased Premises, including, without limitation, the installation of trade fixtures, required by the Subtenant shall be the responsibility of the Subtenant at the Subtenant’s sole cost and expense, and shall be subject to the prior approval of both the Tenant and the Head Landlord subject to the provisions of the Zix Lease.
5.2 Assignment and Subletting.
The Subtenant may not assign this Sublease or sublet the whole or any part of the Subleased Premises, except in strict accordance with Section 13 of the Zix Lease, mutatis mutandis.
6 GENERAL PROVISIONS
6.1 Non-waiver.
The failure by either the Tenant or Subtenant to insist upon the strict performance of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition, or any subsequent breach of the same or any other term, covenant or condition herein confirmed. The subsequent acceptance of Rent by the Tenant or payment thereof by the Subtenant shall not be deemed to be a waiver of any preceding breach by the Tenant or the Subtenant, as the case may be, of any term, covenant or condition of this Sublease, regardless of the Subtenant’s or the Tenant’s knowledge, as the case may be, of such preceding breach at the time of payment or acceptance of such Rent. No covenant, term or condition of this Sublease shall be deemed to have been waived or extended unless in writing signed by the Tenant or the Subtenant, as the case may be, waiving its rights or extending the time hereunder.
6.2 Binding on Successors
     The Sublease shall bind and enure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.
6.3 Condition Precedent
This Sublease and the obligations of the Tenant and Subtenant hereunder are subject to the Tenant obtaining the consent of the Head Landlord under the Zix Lease to this Sublease on terms satisfactory to each of the Tenant and Subtenant, acting reasonably. The Tenant shall take all reasonable steps to obtain such consent. If such consent has not been obtained by the Sublease Commencement Date then either the Tenant or the Subtenant may terminate this Sublease by notice in writing to the other of them and thereupon, neither party shall have any obligations to the other of them hereunder.
6.4 Termination
In the event the term of the Peleton Lease is terminated for any cause whatsoever prior to the expiry of the Sublease Term, the Subtenant shall have the right to terminate this Sublease upon prior written notice to the Tenant, with the effect that this Sublease shall terminate on the later of the date that is co-terminus with the Peleton Lease and the date that is ninety (90) days after the Subtenant has given written notice of early termination to the Tenant, and thereafter this Sublease shall automatically terminate and shall be null and void.
6.5 Head Landlord’s Consent
This Sublease is conditional on the approval of the Head Landlord pursuant to the terms of the Head Lease in accordance with the Landlord’s Consent attached hereto as Schedule “D”. If this condition is not satisfied within ten (10) business days following mutual acceptance of this Sublease, then this Sublease shall be null and void and of no further force or effect.
[Signature page to follow]

     IN WITNESS WHEREOF the parties have executed this Sublease under seal by the hands of their proper signing officers.

SIGNED, SEALED AND DELIVERED	)
In the presence of	)	ZIXCORP CANADA, INC.
)
	)	Per:	/s/ Russell Morgan 20/7/06

	)	Name:	Russell Morgan
	)	Title:	V.P. Client Services
	)	I have authority to bind the Corporation.
)
)
	)	ZIX CORPORATION
)
)
	)	Per:	/s/ Ronald A. Woessner

	)	Name	Ronald A. Woessner
	)	Title:	SVP
	)	I have authority to bind the Corporation.
)
)
	)	PELETON PHOTONIC SYSTEMS INC.
)
	)	Per:	/s/ Richard Pepin

	)	Name:	Richard Pepin
	)	Title:	President and CEO
	)	I have authority to bind the Corporation.

SCHEDULE “A”
Floor Plan of the Second Floor of the Building Showing the Subleased Premises in Red

SCHEDULE “B”
ZIX LEASE AS DISCLOSED TO SUBTENANT

SCHEDULE “C”
PROVISIONS OF THE ZIX SUBLEASE NOT APPLICABLE TO THE SUBTENANT
Sections 1(1), 1(2), 6, 7, 12, 20, 21, 22 and 23

SCHEDULE “D”
HEAD LANDLORD’S CONSENT
THIS CONSENT TO SUBLEASE dated the 20th day of July  , 2006.
BETWEEN:
Elk Property Management Limited,
as agent for PBX Properties Ltd
and 350 Palladium Drive Inc. and 856581 Alberta Ltd.
(the “Landlord”)
AND:
Zixcorp Canada Inc. and Zix Corporation
(the “Tenant”)
AND:
Peleton Photonic Systems Inc.
(the “Subtenant”)
WITNESS THAT WHEREAS:
a)	By a lease (the “Lease”) dated the 13th day of January, 2004, the Landlord leased to Intelligent Photonics Control Corp. ( hereafter IPC) those Premises situate in the Building municipally known as 350 Palladium Drive, Kanata (now Ottawa), Ontario (the “Building”) and more particularly described in the Lease (the “Premises”) for a term ending on the 30th day of June, 2009;

b)	By an offer to sublease dated the 20th day of May, 2005, the Tenant sublet, from IPC approximately 8,400 square feet of the Premises as more particularly described in that sublease document for a term of 3 years and 10 months commencing on the 1st day of September, 2005 and ending on the 30th day of June, 2009;

c)	Whereas such May 20th, 2005 sublease agreement was amended pursuant to an agreement dated 27th February 2006 ( hereafter referred to as the “Amendment and Confirmation of Sublease”) between the Tenant, 6447309 Canada Inc., IPC and the Landlord and whereas pursuant to such amendment, effective October 1st, 2006, the Tenant has committed to lease that portion of the second floor of the Building as shown on Schedule A attached hereto ( hereafter the Zix Premises) with the rentable area of the premises to include a portion of the common area of the Building which shall include the common area of the second floor which is marked in yellow on the attached schedule (this will be schedule C from the “Amendment and Confirmation of Sublease”)

d)	By an offer to sublease (the “Sublease”) dated the 20th day of July, 2006, the Subtenant proposes to sublet from and/or share with the Tenant approximately 1,374 square feet of the Premises as more particularly described in the Sublease (the “Sublet Premises”) for a term of 2 years commencing on the 1st day of October, 2006 and ending on the 30th day of September , 2008 (the “Sublease Term”), subject to the Landlord’s consent;

e)	The Lease contains a prohibition against subletting without the consent in writing of the Landlord;

f)	The Tenant and the Subtenant have requested that the Landlord give its consent to the Sublease;
NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each of the parties), the parties covenant and agree as follows:
1. INTERPRETATION AND AGREEMENTS
1.1 All capitalized terms used in this Agreement which are not otherwise defined in it shall have the meaning given to those terms in the Lease.
1.2 The Tenant and the Subtenant acknowledge and agree with the Landlord that there are no agreements, representations or warranties (express or implied) by the Landlord concerning:
a)	the Lease or the Sublease;

b)	the condition or state of repair of the Premises and/or Sublet Premises and/or Building; or

c)	the suitability or fitness for use of the Sublet Premises and/or Building for the Subtenant’s intended use thereof;
other than those that are expressly set out in this Agreement, if any. Without in any way limiting the generality of the foregoing the Tenant and Subtenant specifically acknowledge and agree with the Landlord that the Subtenant is subleasing the Sublet Premises on an “as is where is” basis and the Landlord has no obligation or liability to do any additional work of any nature or type whatsoever to the Sublet Premises and/or Building.
1.3 The Tenant and the Subtenant further acknowledge and agree with the Landlord that:
a)	the Sublet Premises shall only be used for the permitted use as set forth in the Lease. That being said, the Landlord makes absolutely no representation as to the suitability of the Sublet Premises for the Subtenant’s use and it is the Subtenant’s sole responsibility and obligation to ensure that all uses or activities conducted by it in the Building comply with all governmental authorities including but not limited to applicable zoning and building by-laws or regulations. The Subtenant also accepts and agrees that any failure to comply and any resulting prohibition by any governmental authority of any or all of the Subtenant’s use, work, or activity in the Building shall not relieve the Subtenant from any of its rental or other obligations to the Landlord and Tenant. Nothing in the Sublease shall bind the Landlord to perform anything beyond its obligations in the Lease.

b)	any and all alterations, installations, additions, partitions, removals or other changes to be made to the Premises or Sublet Premises shall require the prior written consent of the Landlord in accordance with the provisions of the Lease; No such consent, shall compromise the Landlord’s right under the Lease, to require the Tenant to restore the Sublet Premises to the state they were in at the commencement of the term of the Lease. Any parking spaces allocated by the Tenant for the use of the Subtenant shall be taken solely from those parking spaces allocated to the Tenant in the May 20th, 2005 sublease agreement , and the Landlord shall have no obligation to provide any additional parking spaces to the Tenant and/or Subtenant in excess of what is specifically stated in the Lease or the May 20th, 2005 sublease agreement or any other agreement which the Landlord has given its specific written consent to ;

c)	all new signage and changes in any existing signage shall require the prior written consent of the Landlord in accordance with the provisions of the Lease;

d)	The Subtenant and Tenant agree and acknowledge that all of the Landlord’s improvements and covenants to be performed by the Landlord under the Lease or any other agreement involving the Landlord and any of the Tenant or Subtenant have been performed to the satisfaction of the Tenant and Subtenant.
2. CONSENT
2.1 The Landlord consents, in accordance with the terms and conditions of this Consent to Sublease including, but not limited to, compliance with the provisions of Sections 2.2 to the sublease of the Sublet Premises by the Tenant to the Subtenant pursuant to the Sublease for the Sublease Term.
2.2 The Landlord’s consent in Section 2.1 shall not be effective until the Landlord receives $250 for its costs to process this sublet and until this Agreement is executed by each party and a fully executed copy is delivered to the Landlord. The parties acknowledge and agree that by giving its consent pursuant to this Agreement, the Landlord does not acknowledge or approve of any of the terms contained in the Sublease.
2.3 The Tenant confirms and acknowledges the Landlord’s consent to the Sublease in no way alters or diminishes the Tenant’s obligations pursuant to the terms of the Lease or any other agreement between the Landlord and the Tenant including but not limited to the Amendment and Confirmation of Sublease.
3. NO WAIVER OF RIGHTS
3.1 The parties acknowledge and agree that nothing in this Agreement shall waive or modify in any respect the rights of the Landlord contained in the Lease or any other agreement between the Landlord and the Tenant including but not limited to the Amendment and Confirmation of Sublease or relieve the Tenant or the Subtenant from the observance or performance of all the conditions and covenants contained in the Lease or any other agreement between the Landlord and the Tenant including but not limited to the Amendment and Confirmation of Sublease or of the Sublease, as the case may be, to be performed and observed by it (including, without limitation, all duties to cause and keep the Landlord and others named or referred to in the Lease fully insured and indemnified with respect to any acts or omissions of the Subtenant or its agents, employees or invitees or other matters arising by reason of the Sublease or the Subtenant’s use and occupancy of the Sublet Premises or any portion of them), notwithstanding any provision to the contrary in the Sublease.
3.2 The Tenant shall be liable to the Landlord for any default under the Lease or any other agreement between the Landlord and the Tenant including but not limited to the Amendment and Confirmation of Sublease, whether that default is caused by the Tenant or the Subtenant or anyone claiming by or through either the Tenant or the Subtenant, but the foregoing shall not be deemed to restrict or diminish any right which the Landlord may have against the Subtenant pursuant to the Lease, in law or in equity for violation of the Lease or any other agreement between the Landlord and the Tenant including but not limited to the Amendment and Confirmation of Sublease including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by the Subtenant.
3.3 The Landlord’s consent in Section 2.1 is restricted to the subletting of the Sublet Premises by the Tenant to the Subtenant under the Sublease for the Sublease Term and the prohibition in the Lease against entering into, consenting to or permitting any Transfer without the Landlord’s prior written consent shall otherwise remain in full force and effect. This consent shall not be deemed to be a consent to nor waiver of the requirements for the Landlord’s consent to any subsequent Transfer.
4. SUBTENANT’S COVENANTS
4.1 The Subtenant covenants and agrees with the Landlord as follows:
a)	the Subtenant shall perform and observe during the Sublease Term (and any renewals or extensions of it) all the obligations, covenants and conditions contained in the Lease to be performed and observed on the part of the Tenant as they pertain in any way to the Sublet Premises and the Subtenant shall indemnify and save harmless the Landlord from all loss, damage, cost and expense suffered or incurred by the Landlord as a result of the breach, non-observance or non-performance of any such obligations, covenants, and conditions to the extent that they relate in any way to the Sublet Premises and the Subtenant acknowledges receipt of a copy of the Lease;

b)	the Subtenant shall neither assign the Sublease nor sublet or part with or share possession of the Sublet Premises or any part of them, except in accordance with the provisions of the Lease;

c)	the voluntary or other surrender of the Lease by the Tenant or the cancellation or other termination of the Lease by the Landlord, whether with or without consent of the Tenant, shall not work a merger and shall, at the Landlord’s option, either terminate the Sublease and the subtenancy created by it or operate as an assignment to the Landlord of the Sublease and that subtenancy. For this purpose, the Subtenant specifically disclaims all of its rights under Section 21 of the Commercial Tenancies Act (Ontario) (the “Act”), as amended from time to time. The Landlord’s option hereunder shall be exercised by notice to the Subtenant;

d)	the Subtenant waives any rights it may have as under-tenant under Section 32 of the Act or any like rights under common law. For the purpose of clarity, the Subtenant agrees that notwithstanding that the Landlord has consented to the Sublease, if the Landlord distrains or threatens to distrain any goods or chattels situate on the Premises (including the Sublet Premises), the Subtenant shall not seek to protect such chattels from the Landlord’s distress as contemplated by Section 32 of the Act; and

e)	the Subtenant waives any rights it may have under Subsection 39(2) of the Act, or any like rights under common law. For the purpose of clarity, the Subtenant agrees that notwithstanding that the Landlord has consented to the Sublease, if a receiving order in bankruptcy or a winding-up order has been made against the Tenant, the Subtenant agrees not to exercise its election as under-lessee to stand in the same position with the Landlord as though the Subtenant were a direct lessee of the Landlord.
5. NOTICE
5.1 Any notice required or permitted under this Agreement or the Lease may be given in the manner set out in the Lease:
a)	to the Subtenant at:

the Sublet Premises;

b)	to the Tenant at:

the Premises.

6. GOVERNING LAW
6.1 This Agreement shall be construed in accordance with the laws of Ontario.
7. CAPTIONS
7.1 The captions appearing in this Agreement have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Agreement or any provision of it.
8. BROKER
8.1 The Tenant and Subtenant each represent and warrant that they have dealt with no broker, finder, agent or other person in connection with the Sublease, or if they have then they shall solely be obligated to pay all commissions or other forms or compensation to such broker, finder, agent or other person, and they agree to indemnify and hold the Landlord harmless from and against any claims or causes of action for a commission or other form of compensation arising from the Sublease or the Lease. The provisions of this section shall survive the termination of the Lease, the Sublease and any renewal of either or both of them.
9. ENUREMENT
9.1 This Agreement shall enure to the benefit of and be binding upon each of the parties to it and their respective successors and permitted assigns.
IN WITNESS WHEREOF the Landlord, the Tenant and Subtenant have duly executed and delivered this agreement.

SIGNED, SEALED AND DELIVERED	)
in the presence of	)
	)	Elk Property Management Limited
)
	)	Per:	/s/ George Gaty

	)		Name: George Gaty
	)		Position: President
	)		I have authority to bind the Corporation

	)	Zixcorp Canada Inc. and Zix Corporation
)
)
	)	Per:	/s/ Russell Morgan

	)		Name: Russell Morgan
	)		Position: V.P.Client Services
	)		I have authority to bind the Corporation

	)	Peleton Photonic Systems Inc.
)
	)	Per:	/s/ Richard Pepin

	)		Name: Richard Pepin
	)		Position: President
	)		I have authority to bind the Corporation